Execution Version Exhibit 10.1 LIMITED WAIVER OF MANDATORY PREPAYMENT AND PAYMENT DEFERRAL AGREEMENT This LIMITED WAIVER OF MANDATORY PREPAYMENT AND PAYMENT DEFERRAL AGREEMENT (this “Limited Waiver and Deferral ”), dated as of June 30, 2023, is by and among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), TUPPERWARE PRODUCTS AG, a stock corporation (Aktiengesellschaft) organized in and under the laws of Switzerland and registered with the commercial register of the Canton of Lucerne under no. CHE- 106.835.699 (the “Swiss Subsidiary Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto (together with the Borrowers, collectively, the “Loan Parties”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022, as amended by that certain Second Amendment to Credit Agreement dated as of December 21, 2022, as amended by that certain Third Amendment to Credit Agreement dated as of February 22, 2023, as amended by that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions dated as of May 5, 2023 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as modified by this Limited Waiver and Deferral, the “Credit Agreement”); WHEREAS, the Parent Borrower has previously notified the Administrative Agent and the Lenders that (i) an Event of Default under Section 7.01(c) of the Existing Credit Agreement has occurred and is continuing as a result of the Parent Borrower’s failure to deliver audited financial statements for the fiscal year 2022 as and when required under Section 5.01(a) of the Existing Credit Agreement (the “Annual Financials Event of Default”) and (ii) an Event of Default under Section 7.01(c) of the Existing Credit Agreement has occurred and is continuing as a result of the Parent Borrower’s failure to deliver unaudited quarterly financial statements for the fiscal quarter ended April 1, 2023 as and when required under Section 5.01(b) of the Existing Credit Agreement (the “Quarterly Financials Event of Default” and, together with the Annual Financials Event of Default, the “Specified Defaults”); WHEREAS, the Borrowers have notified the Administrative Agent that (i) PT TUPPERWARE INDONESIA, a Subsidiary of the Parent Borrower (the “Indonesian Subsidiary”), has sold its real property located at South Quarter, Tower A, 12th Floor, Jl. R.A Kartini Kav. 8, Cilandak Barat, Jakarta Selatan 12430 (the disposition of such real property, the “Subject Office Property Disposition”) and (ii) the Indonesian Subsidiary received net cash proceeds to be transferred to a U.S. Loan Parties’ headquarters in the Dollar Equivalent amount of approximately $3,300,000.00 in connection with the Subject Office Property Disposition; WHEREAS, the Borrowers have notified the Administrative Agent that (i) the Indonesian Subsidiary has sold its real property located at Kawasan Industri Jababeka V, Jl. Science Timur I Block B3/C, Sertajaya, Cikarang Timur, Bekasi, Jawa Barat (the disposition of such real property, the “Subject Warehouse Property Disposition” and, together with the Subject Office Property Disposition, the “Subject Real Property Dispositions”) and (ii) the Indonesian Subsidiary received net cash proceeds to be transferred

2 to a U.S. Loan Parties’ headquarters in the Dollar Equivalent amount of approximately $7,100,000.00 in connection with the Subject Warehouse Property Disposition; and WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed to, as more specifically set forth herein, (x) waive the mandatory prepayment requirement set forth in Section 2.10(b)(ii)(B) of the Credit Agreement in connection with the Subject Real Property Dispositions and (y) defer all payments required to be paid on or about June 30, 2023 by (i) the Parent Borrower to the Administrative Agent pursuant to Sections 2.09(b)(i) and 2.09(b)(ii) of the Credit Agreement and (ii) the Swiss Subsidiary Borrower to the Administrative Agent pursuant to Section 2.09(b)(iii) of the Credit Agreement, in each case, to the Applicable Maturity Date, as more specifically set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: SECTION 1. Limited Waiver of Mandatory Prepayment. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties set forth herein, the Administrative Agent and the Lenders hereby waive the mandatory prepayment requirement set forth in Section 2.10(b)(ii)(B) of the Credit Agreement in connection with each Subject Real Property Disposition; provided that such waiver is conditioned upon the following: (i) all Net Cash Proceeds received in connection with the Subject Real Property Dispositions by any Subsidiary of the Parent Borrower that is not a U.S. Loan Party shall be (A) distributed or otherwise repatriated to one or more U.S. Loan Parties within three (3) Business Days after the Effective Date (or such later date as the Administrative Agent may approve in its sole discretion) and (B) thereafter retained by the U.S. Loan Parties and used for general working capital purposes; and (ii) within five (5) Business Days after the Effective Date (or such later date as the Administrative Agent may approve in its sole discretion), the Borrowers shall make a prepayment of the Global Tranche Revolving Loans in the amount of $6,000,000, without a corresponding reduction of the Global Tranche Revolving Commitments (and the Administrative Agent and the Lenders hereby waive any notice and minimum prepayment requirements set forth in the Credit Agreement in connection therewith). (b) Notwithstanding anything to the contrary set forth in the Existing Credit Agreement or any other Loan Document, the parties hereto hereby agree that any Borrowing of Global Tranche Revolving Loans during the existence of a Default that would result in the Aggregate Global Tranche Revolving Credit Exposure exceeding $214,000,000 shall require the written consent of each Revolving Lender. SECTION 2. Payment Deferral. Notwithstanding anything to the contrary in the Loan Documents, the Administrative Agent and Lenders hereby agree to defer all payments required to be paid on or about June 30, 2023 by (i) the Parent Borrower to the Administrative Agent pursuant to Sections 2.09(b)(i) and 2.09(b)(ii) of the Credit Agreement (the “USD Term and USD Term-2 June Principal Payments”), and (ii) the Swiss Subsidiary Borrower to the Administrative Agent pursuant to Section 2.09(b)(iii) of the Credit Agreement (the “EUR Term June Principal Payment” and, together with the USD Term and USD Term-2 June Principal Payments, collectively, the “Deferred June 2023 Principal Payments”), such that each of the Deferred June 2023 Principal Payments shall be payable in full on the Applicable Maturity Date that is applicable thereto.

3 SECTION 3. Limitation of Waiver. Each of the Loan Parties hereby acknowledges and agrees that the Specified Defaults have occurred, are continuing and have not been, and are not hereby, waived by the Administrative Agent or any Lender. Nothing in this Limited Waiver and Deferral is intended or shall be construed to be a waiver of the Specified Defaults or any other Default or Event of Default that may exist. The Administrative Agent and the Lenders hereby reserve any and all rights and remedies arising as a result of the occurrence and continuance of the Specified Defaults. SECTION 4. Waiver Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender, a waiver fee in an amount equal to 0.125% of the sum of (a) the aggregate principal amount of all outstanding Term Loans and (b) the aggregate principal amount of the Global Tranche Revolving Commitment, in each case, of such Lender on the Effective Date (the “Waiver Fee”). The Waiver Fee shall be fully-earned and non-refundable on the Effective Date and shall be due and payable upon the earliest to occur thereafter of (i) any Event of Default under Section 7.01(a), (f) or (g) of the Credit Agreement (other than the Specified Defaults); (ii) the acceleration of Loans pursuant to Section 7.01 of the Credit Agreement; (iii) the repayment in full of all Obligations (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection for which no claim has been asserted) and the termination of the Commitments; and (iv) the Revolving Maturity Date. SECTION 5. Conditions of Effectiveness of this Limited Waiver and Deferral. This Limited Waiver and Deferral shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Effective Date”): (a) Executed Agreement. The Administrative Agent’s receipt of this Limited Waiver and Deferral, duly authorized, executed and delivered by the Loan Parties, the Administrative Agent and each of the Lenders. (b) Closing Certificate. The Administrative Agent’s receipt of a certificate of the Parent Borrower (in form and substance reasonably satisfactory to the Administrative Agent), dated the Effective Date and executed by the secretary, an assistant secretary, another Responsible Officer or a director of the Parent Borrower, attaching: (i) signature and incumbency certificates of the officers of, or other authorized persons acting on behalf of, the Parent Borrower executing this Limited Waiver and Deferral; and (ii) resolutions of the board of directors of the Parent Borrower approving and authorizing its execution, delivery and performance of this Limited Waiver and Deferral, certified as of the Effective Date by such secretary, assistant secretary, other Responsible Officer or director as being in full force and effect without modification or amendment. (c) Fees and Expenses. The Parent Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Lender Financial Advisor, and any Lender that are required to be paid or reimbursed by the Parent Borrower pursuant to the terms of the Loan Documents, including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for the Administrative Agent, the Lender Financial Advisor and any outside counsel to any Lender; provided that invoices therefor shall have been presented to the Parent Borrower at least one (1) Business Day prior to the Effective Date. SECTION 6. Acknowledgement and Confirmation. Each Loan Party hereby (a) consents to this Limited Waiver and Deferral and agrees that the transactions contemplated by this Limited Waiver and Deferral shall not limit or diminish the obligations of such Person under, or release such Person from any

4 obligations under, any of the Loan Documents to which it is a party (as modified by this Limited Waiver and Deferral), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as modified by this Limited Waiver and Deferral) and (c) agrees that each of the Loan Documents to which it is a party (as modified by this Limited Waiver and Deferral) remains in full force and effect and is hereby ratified and confirmed. The parties hereto hereby acknowledge and agree that this Limited Waiver and Deferral constitutes written notice of the occurrence of the Quarterly Financials Event of Default for purposes of Section 5.03(a) of the Existing Credit Agreement. SECTION 7. Cash Flow Forecasts. The Parent Borrower agrees that it shall prepare and deliver the forecasts of consolidated cash flows required under Section 5.01(g) of the Credit Agreement on both a global basis (Parent Borrower and its Subsidiaries) and a U.S.-only basis (Parent Borrower and its Domestic Subsidiaries). SECTION 8. Costs and Expenses. The Parent Borrower hereby reconfirms its obligations pursuant to Section 9.03(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof. In the event that any Lender is unable to present an invoice for the reasonable and documented out-of-pocket fees, charges and disbursements of such Lender’s outside counsel incurred in connection with this Limited Waiver and Deferral one (1) Business Day prior to the Effective Date, such Lender may present such an invoice to the Parent Borrower after the Effective Date, and the Parent Borrower shall pay such invoice promptly after receipt thereof. SECTION 9. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Limited Waiver and Deferral, each Loan Party represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that, in each case: (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (other than in respect of representations and warranties that are (i) affected by the Specified Defaults or (ii) subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties are true and correct as stated and so qualified) on and as of the Effective Date, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty is true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties are true and correct as stated and so qualified) as of such earlier date; provided, further, that any reference to “Material Adverse Effect” shall be deemed to exclude any event or circumstance arising out of, or related to, any Specified Default; (b) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing; (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize its execution, delivery and performance of this Limited Waiver and Deferral and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Limited Waiver and Deferral and each other document executed by a Loan Party in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

5 SECTION 10. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Limited Waiver and Deferral. This Limited Waiver and Deferral is a Loan Document and subject to the terms and conditions of the Credit Agreement. (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Limited Waiver and Deferral, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Limited Waiver and Deferral shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, other than as specifically set forth herein. Without limiting the generality of the foregoing, the Security Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations, in each case, as modified by this Limited Waiver and Deferral. SECTION 11. Governing Law. THIS LIMITED WAIVER AND DEFERRAL SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTION 12. Counterparts. This Limited Waiver and Deferral may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Limited Waiver and Deferral shall be effective as delivery of an original executed counterpart of this Limited Waiver and Deferral. SECTION 13. Successors and Assigns. This Limited Waiver and Deferral shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement. SECTION 14. Release. For good and valuable consideration, the sufficiency of which is hereby acknowledged, each Loan Party hereby voluntarily and knowingly releases and forever discharges the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, a “Lender Party Released Person”), from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, originating at any time on or before the effective date of this Limited Waiver and Deferral, that in any way relate to or arise from this Limited Waiver and Deferral, the Credit Agreement, any other Loan Document, any extension of credit thereunder or any transactions contemplated hereunder or thereunder, which such Loan Party may have against any Lender Party Released Person and irrespective of whether or not any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including the exercise of any rights and remedies under this Limited Waiver and Deferral, the Credit Agreement or any other Loan Document, or the negotiation, execution or implementation of this Limited Waiver and Deferral, the Credit Agreement or any other Loan Document. This paragraph shall survive the

6 termination of each Loan Document and the repayment, satisfaction or discharge of the Loans and other Obligations. [The remainder of this page is intentionally left blank.]

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Limited Waiver and Deferral as of the date first above written. BORROWERS: TUPPERWARE BRANDS CORPORATION By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer TUPPERWARE PRODUCTS AG By: /s/ Mariela Matute Name: Mariela Matute Title: Director By: /s/ Patrick Baumann Name: Patrick Baumann Title: Director SUBSIDIARY GUARANTORS: DART INDUSTRIES INC. DEERFIELD LAND CORPORATION PREMIERE PRODUCTS, INC. TUPPERWARE INTERNATIONAL HOLDINGS CORPORATION TUPPERWARE PRODUCTS, INC. TUPPERWARE U.S., INC. TUPPERWARE HOME PARTIES LLC By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer TUPPERWARE BRANDS LATIN AMERICA HOLDINGS, L.L.C. By: /s/ Njoek Jen Carol Monique Ho Name: Title: Njoek Jen Carol Monique Ho Manager

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank and a Lender By: /s/ Constantin E Chepurny Name: Constantin E Chepurny Title: EVP

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page BMO HARRIS BANK, N.A., as a Lender By: /s/ Mary V. Grady Name: Mary V. Grady Title: Authorized Officer

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page TRUIST BANK, as a Lender By: /s/ Amanda Parks Name: Amanda Parks Title: SVP

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Terick R Hinze Name: Terick R Hinze Title: Vice President

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/ Stephen M. Ellsworth Name: Stephen M. Ellsworth Title: Vice President

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Peter Szafran Name: Peter Szafran Title: Senior Vice President

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Mark Hattling Name: Mark Hattling Title: Vice President

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page TD BANK, N.A., as a Lender By: /s/ Benjamin R Jenkins III Name: Benjamin R Jenkins III Title: Commercial Workout Officer

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page ASSOCIATED BANK, N.A., as a Lender By: /s/ Michael Stevens Name: Michael Stevens Title: Senior Vice President

Tupperware Brands Corporation Limited Waiver and Deferral Signature Page SYNOVUS BANK, as a Lender By: /s/ Katie Schear Name: Katie Schear Title: Special Assets Officer, Sr.